================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          ALYSIS TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                           [ALYSIS TECHNOLOGIES LOGO]

                               ----------------

                    Notice of Annual Meeting of Stockholders
                            to be held June 14, 2000

                               ----------------

TO THE STOCKHOLDERS:

   Notice is hereby given that the 2000 Annual Meeting of Stockholders of Alysis Technologies, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 14, 2000, at 9:00 a.m. at 1900 Powell Street, Suite 500, Emeryville, CA 94608, for the following purposes:

     1. To elect directors to serve for the following year and until their successors are duly elected.

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the 1999 fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on April 15, 2000 are entitled to notice of and to vote at the meeting.

   All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                          Sincerely,

                                          David R. Bankhead
                                          Chief Financial Officer, Vice
                                           President and Secretary

Emeryville, California
May 12, 2000

                           ALYSIS TECHNOLOGIES, INC.
                         1900 Powell Street, Suite 500
                              Emeryville, CA 94608

                               ----------------

                                PROXY STATEMENT

                               ----------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed Proxy is solicited on behalf of the Board of Directors of Alysis Technologies, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 14, 2000 at 9:00 a.m., local time, or at any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices located at 1900 Powell Street, Suite 500, Emeryville, CA 94608. The Company's telephone number is (510) 450-7000.

   These proxy solicitation materials and the Annual Report for the year ended December 31, 1999 were mailed on or about May 12, 2000.

Record Date and Stock Ownership

   Only stockholders of record at the close of business on April 15, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 10,913,889 shares of the Company's Common Stock, $.01 par value, and 2,417,112 shares of the Company's Class B Common Stock, $0.01 par value, were issued and outstanding, and 400 shares of Preferred Stock were outstanding, $0.001 par value. Holders of Class B Common Stock are not entitled to vote at the meeting. See "Security Ownership of Certain Beneficial Owners and Management" below for information regarding security ownership of management and beneficial owners of more than five percent of the Company's Common Stock.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

   On matters to be acted upon at the meeting, including the election of directors, each share of Common Stock entitles its holder to one vote. Stockholders do not have the right to cumulate their votes in the election of directors.

   This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. Original solicitation of proxies by mail may be supplemented by telephone, telegraph or personal solicitations by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

Quorum; Abstentions; Broker Non-Votes

   The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or

"WITHHELD FROM" as a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

   While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

   In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

Deadline for Receipt of Stockholder Proposals

   Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than January 12, 2001, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

   Proposals of stockholders of the Company that are intended to be represented by such stockholders at the Company's 2001 Annual Meeting of Stockholders, which are not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, must be received by the Company no later than March 30, 2001. If such stockholders fail to comply with the foregoing notice provision, then the proxy holders will be allowed to use their voting discretionary authority when the proposal is raised at the 2001 Annual Meeting.

                                 PROPOSAL NO. 1

                             Election of Directors

Nominees


   A board of seven directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

   The names of and certain information about the nominees of management are set forth below:

                                                                                           Director
    Name of Nominee       Age                     Principal Occupation                      Since
    ---------------       --- ------------------------------------------------------------ --------
Kevin D. Moran..........   44 President, Chief Executive Officer and Chairman of the Board   1998
Henry Kressel(1)........   66 Managing Director, E.M. Warburg, Pincus & Co., LLC             1992
Stewart K. P. Gross(2)..   40 Managing Director, E.M. Warburg, Pincus & Co., LLC             1997
John R. Oltman(1)(2)....   54 Board Director of Inacom Corporation                           1996
Randy H. Katz(1)(2).....   44 Chairman of the Electrical Engineering and Computer Sciences   1997
       .................      Department at the University of California at Berkeley
Timothy F. McCarthy.....   48 Founder and Chairman of the Board of AdvisorTech Corporation   1999
John J. Cook, Jr........   56 Chairman and Chief Executive Officer of CS First Boston        2000
       .................      Investment Management, Inc.

--------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee

   Mr. Moran has served as President and Chief Executive Officer of the Company since August 3, 1998 and as the Chairman of the Board since January 25, 1999. From 1997 to 1998, Mr. Moran served as senior vice president of Charles Schwab and Company, Inc. Prior to 1997, Mr. Moran held numerous positions over a ten-year career at Fidelity Investments. These positions included President of National Financial Brokerage Services and Senior Vice President of Fidelity Investments Institutional Retirement Services. Mr. Moran earned a BA from College of Holy Cross in Worcester, Massachusetts and an MBA from Northeastern University. Mr. Moran is a Certified Public Accountant.

   Dr. Kressel has served as a director of the Company since its inception in 1992. Dr. Kressel, a partner of Warburg, Pincus & Co., the general partner of Warburg, Pincus Investors, L.P., and a managing director of E.M. Warburg, Pincus & Co., LLC has been employed by E.M. Warburg, Pincus & Co., LLC since 1983. Dr. Kressel serves as a director of Level One Communications, Inc., Covad Communications Group, Inc., NOVA Corporation, EarthWeb Inc. and several privately held companies. A graduate of Yeshiva College in Physics, Dr. Kressel earned an MS from Harvard University, an MBA from the Wharton School of the University of Pennsylvania and a PhD from the University of Pennsylvania.

   Mr. Gross has served as a director of the Company since 1997. Mr. Gross, a partner of Warburg, Pincus & Co., the general partner of Warburg, Pincus Investors, L.P., and a managing director of E.M. Warburg, Pincus & Co., LLC, has been employed by E.M. Warburg, Pincus & Co., LLC since 1987. Mr. Gross is a Director of BEA Systems, Inc., SkillSoft, Inc., and several private companies. Mr. Gross earned an AB from Harvard and an MBA from Columbia Business School.

   Mr. Oltman has served as a director of the Company since 1996. From 1991 to 1995, Mr. Oltman served as the Chairman of the Board and Chief Executive Officer of SHL Systemhouse Inc., a company that provides client/server consulting and integration services. From 1970 to 1991, Mr. Oltman served as Worldwide Managing Partner for Integration Services for Andersen Consulting and a member of Andersen Consulting's Worldwide Organization Board of Directors. Mr. Oltman serves as a director of Inacom Corp., and a privately held company. Mr. Oltman earned a BS from the University of Illinois and an MBA from Northwestern University's Kellogg School of Management.

   Dr. Katz has served as a director of the Company since 1997. Dr. Katz is the Chairman of the Electrical Engineering and Computer Science Department of the University of California at Berkeley, and has been a Professor at UC Berkeley for 17 years. Dr. Katz earned a BA from Cornell University and an MS and PhD from the University of California at Berkeley.

   Mr. McCarthy has served as a director of the Company since January 1999. Mr. McCarthy is the Chairman of the AdvisorTech Corporation, a brokerage systems company founded by Mr. McCarthy in 1998 and based in Tokyo, San Francisco and Boston. In 1995 Mr. McCarthy joined Charles Schwab and Company. When he resigned in 1998, he was President and Chief Operating Officer of Charles Schwab and Company. From 1994 to 1995, Mr. McCarthy was Chief Executive Officer of Jardine Fleming Unit Trust Ltd. in Hong Kong. Mr. McCarthy earned a BA from the University of California at Davis and an MBA from Harvard University (Baker Scholar).

   Mr. Cook has served as president of UAM Investment Services, Inc., and as chairman and chief executive officer of CS First Boston Investment Management, Inc. Mr. Cook's previous appointments included terms as president of Fidelity Investments Institutional Group and managing director of FMR Corporation, as president of Fidelity Management Trust Company. He also worked at Morgan Guaranty Trust Co. and J.P. Morgan Investment Management Company. Mr. Cook serves as managing director of Seaward Management Corporation, Boston, Massachusetts.

Vote Required; Recommendation of the Board of Directors.

   The seven nominees receiving the highest number of votes shall be elected.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

Board Meetings and Committees

   The Board of Directors of the Company held a total of 15 meetings and on 14 occasions acted via unanimous written consent during the fiscal year ended December 31, 1999. The Audit Committee held one meeting and the Compensation Committee held one meeting during the fiscal year ended December 31, 1999. Each director, excluding Dr. Kressel, attended at least 75% of all Board Meetings and, where applicable, committee meetings held during fiscal 1999.

   Messrs. Katz, Gross and Oltman currently serve on the Audit Committee. The purpose of the Audit Committee is to review with the Company's management and independent auditors the financial statements and internal financial reporting system and controls of the Company, recommend resolutions for any dispute between the Company's management and its auditors and review other matters relating to the relationship of the Company with its auditors.

   Messrs. Katz, Kressel and Oltman currently serve on the Compensation Committee. The purpose of the Compensation Committee is to review and approve the compensation of the Company's executive officers and certain highly compensated employees for each fiscal year. The compensation of the President and Chief Executive Officer of the Company remains subject to approval by the full Board of Directors.

Director Compensation

   Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. Messrs. Katz, McCarthy, Oltman and Cook each receive (a) $1,500 for participation in each Board Meeting plus reimbursement for actual travel expenses and (b) $500 for participating in a conference call with all board members present.

         SECURITIES OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

   The following table sets forth, as of April 29, 2000, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company,
(iii) each of the executive officers named in the table under "Executive Compensation--Summary Compensation Table" and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address for each stockholders is: c/o Alysis Technologies, Inc., 1900 Powell Street, Suite 500, Emeryville, CA 94608-1840.

                                                                  Shares
                                                               Beneficially
                                                                Owned(1)(2)
                                                             -----------------
Name and Address of Beneficial Owner                          Number   Percent
------------------------------------                         --------- -------
Warburg, Pincus Investors, L.P.(2).......................... 4,617,482  42.4
 466 Lexington Avenue
 New York, NY 10017
Henry Kressel(3)............................................ 4,617,482  42.4
 466 Lexington Avenue
 New York, NY 10017
Stewart K. P. Gross(3)...................................... 4,617,482  42.4
 466 Lexington Avenue
 New York, NY 10017
Chakravarthi V. Ravi........................................   412,018   3.8
Kevin D. Moran(4)...........................................   408,166   3.7
David M. Winkler............................................   142,653   1.3
Randy H. Katz(5)............................................    56,874     *
Timothy F. McCarthy (6).....................................   193,229     *
Geraldine McGrath(7)........................................    87,628     *
John R. Oltman(8)...........................................   117,614     *
John J. Cook, Jr............................................         0     *
David R. Bankhead...........................................         0     *
All Named Executive Officers and directors as a group (11
 persons)(9)................................................ 6,047,664  55.5

--------
 *  Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 29, 2000, are deemed outstanding. Except as indicated in the footnotes to this table and as provided pursuant to applicable community property laws, the stockholders named in the table have sole voting and investment power with respect to the shares set forth opposite each stockholder's name.

(2) Does not include 2,417,112 shares of non-voting Class B Common Stock owned by Warburg which represents all outstanding Class B Common Stock nor 400 shares of non-voting Class B Preferred Stock owned by Warburg which represents all outstanding Class B Preferred Stock.

(3) The sole General Partner of Warburg, Pincus Investors, L.P. ("Warburg") is Warburg, Pincus & Co., a New York general partnership ("WP"). Lionel I. Pincus is the Managing Partner of WP and may be deemed to control WP. E.M. Warburg, Pincus & Company, a New York general partnership ("E.M. Warburg") that has the same general partners as WP, manages Warburg. WP has a 20% interest in the profits of Warburg, and through its wholly owned subsidiary E.M. Warburg, Pincus & Co., Inc., E.M. Warburg owns 1.13% of the limited partnership interests in Warburg. Messrs. Kressel and Gross, directors of the Company, are Managing Directors of E.M. Warburg, Pincus & Co., Inc. and General Partners of

   WP and E.M. Warburg. As such, Messrs. Kressel and Gross may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) in an indeterminate portion of the shares beneficially owned by Warburg, E.M. Warburg and WP.

(4) Includes 262,966 shares of Common Stock issuable pursuant to options exercisable within 60 days of April 29, 2000.

(5) Includes 33,249 shares of Common Stock issuable pursuant to options exercisable within 60 days of April 29, 2000.

(6) Includes 126,979 shares of Common Stock issuable pursuant to options exercisable within 60 days of April 29, 2000.

(7) Includes 46,628 shares of Common Stock issuable pursuant to options exercisable within 60 days of April 29, 2000.

(8) Includes 63,489 shares of Common Stock issuable pursuant to options exercisable within 60 days of April 29, 2000. Mr. Oltman's options are granted to JRO Consulting, Inc., a company of which he owns 100% of the capital stock and through which he provides services to the Company solely in his capacity as Director.

(9) Includes 533,311 shares subject to options exercisable within 60 days of April 29, 2000.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                  COMPENSATION

   The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation earned by such executive officers for the year ended December 31, 1999.

   The Compensation Committee of the Board of Directors of Alysis Technologies, Inc. establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. The Compensation Committee during the year ended December 31, 1999 consisted of three independent, non-employee directors. The Compensation Committee was comprised of Messrs. Randy Katz, Henry Kressel and John Oltman.

   The Company's compensation philosophy is to provide a total compensation package that will enable the Company to attract and retain top executive talent, while emphasizing the linkage of compensation to corporate, team and individual performance.

   The compensation program for the executive officers is identical to that for all employees and consists of base salary, commissions, incentive stock options and bonus. Other benefits, such as medical insurance, a defined contribution pension plan, an employee stock purchase plan and supplemental severance benefits, are also available to all eligible employees.

   The Compensation Committee establishes the compensation of the Chief Executive Officer and the other executive officers based on several criteria that affect the Company's performance:

     1. Salaries of executive officers in similar positions of comparable technology companies. Selecting comparable companies is difficult due to the unique nature of the Company, which engages in the development and sales of very large scale, highly sophisticated enterprise application software solutions.

     2. The Company's performance for the prior year, including the ability to meet revenue and profit targets, to manage agreed-upon budgets, progress in the Company's development program and the successful negotiation and execution of collaborative marketing agreements.

     3. The achievement of corporate objectives, which includes focusing and accelerating development towards commercialization, entering business areas where there is the potential for a large return balanced with commensurate risks and other objectives that are designated to maximize stockholder value.

     4. The achievement of personal objectives, which include budgetary control, establishing a revised strategic direction, achieving milestones in the Company's development programs, and achieving planned revenues. Assessment of performance in these regards determines the percentile position of the individual on the base salary scale and also determines, in part, the level of cash bonus and stock option awards.

   In determining the Chief Executive Officer's compensation, the Compensation Committee considered all of the above factors relating to executive officer compensation. Specifically, the Compensation Committee considered the salary of $265,000 necessary to attract and retain an executive with the experience and expertise required to successfully lead the Company's transition from a software development services company to an application software solutions company.

   Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation that qualifies as a "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the stockholders of such corporation.

   The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be performance-based and are, therefore, exempt from the limitations on deductibility.

                                          Compensation Committee of the Board
                                           of Directors

                                          Randy Katz
                                          Henry Kressel
                                          John Oltman

                                 PROPOSAL NO. 1

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The reappointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000 has been approved by the Board of Directors, subject to ratification by the stockholders.

Vote Required; Recommendation of Board of Directors

   Although not required to be submitted for stockholder approval, the Board of Directors has conditioned its appointment of auditors upon the receipt of the affirmative vote of the holders of a majority of the shares of Common Stock represented, in person or by proxy, and voting at the Annual Meeting. In the event the stockholders do not approve the selection of Ernst & Young LLP, the appointment of independent auditors will be reconsidered by the Board of Directors.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

Transactions with Management

   In May 1999 the Company entered into a standard employment agreement with Leslie Alvarez based on an offer letter dated April 22, 1999 (the "Offer Letter"). Pursuant to the Offer Letter, Ms. Alvarez was paid a salary of $175,000 and was eligible for a discretionary bonus based on performance of up to 40% of her base annual salary. During 1999 Ms. Alvarez was guaranteed a bonus of $50,000. In addition, Ms. Alvarez received a $20,000 signing bonus. Ms. Alvarez was granted options to purchase 100,000 shares of the Company's Common Stock (the "Option Agreement"). These options vest as to 30% of the shares at the end of one year, 2.5% of the Shares shall vest each month thereafter until the end of year two; and 3.33% of the Shares shall vest each month thereafter until the end of year three. If a Change of Control (as defined in the Option Agreement) occurs during the first two years of Ms. Alvarez' employment with the Company and provided that Ms. Alvarez has not been offered the position of Chief Financial Officer of the Combined Entity (as defined in the Option Agreement), the vesting of such stock options shall become accelerated such that 50% of such stock options shall become immediately exercisable even as to stock options which are otherwise unvested. If a Change of Control occurs during the second year of Ms. Alvarez' employment with the Company and provided that the Optionee has not been offered the position(s) of Chief Financial Officer of the Combined Entity (as defined in the Option Agreement), the vesting of such stock options shall become accelerated such that 100% of such stock options shall become immediately exercisable even as to stock options which are otherwise unvested. Ms. Alvarez was eligible to receive additional stock options at the discretion of the Board of Directors. Ms. Alvarez resigned in February 2000.

   In February 2000, the Company entered into an employment agreement with David R. Bankhead (the "Employment Agreement"). Pursuant to the Employment Agreement Mr. Bankhead is paid an annual base salary of $180,000 and is eligible for a discretionary bonus based on performance of up to 40% of his base annual salary, any such bonus is to be paid by January 31 for the preceding year's performance. Mr. Bankhead was also granted options to purchase 120,000 shares of the Company's Common Stock. These stock options vest 50% at the end of six months and an additional 10,000 options vest per month until fully vested after twelve months. If a Change of Control (as defined in the Employment Agreement) occurs and if Mr. Bankhead is not offered the position of Chief Financial Officer of the Combined Entity (as defined in the Employment Agreement), the vesting of such stock options shall become accelerated such that 100% of such stock options shall become immediately exercisable even as to stock options which are otherwise unvested. If Mr. Bankhead is terminated by the Company for other than Cause (as defined in the Employment Agreement) during the first six months of his employment, the vesting of such stock options shall become accelerated such that 50% of such stock options shall become immediately exercisable even as to stock options which are otherwise unvested. If Mr. Bankhead is terminated by the Company for other than Cause (as defined in the Employment Agreement) during the second six months of his employment, the vesting of such stock options shall become accelerated such that 100% of such stock options shall become immediately exercisable even as to stock options which are otherwise unvested. Mr. Bankhead is eligible to receive additional stock options at the discretion of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

   Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that Forms 5 have been filed for such persons as required, the Company believes that, during the year ended December 31, 1999, all reporting persons complied with Section 16(a) filing requirements applicable to them, except for a Form 3 filed late by Leslie Alvarez and Forms 5 filed late by John Oltman and William Hipps.

                         EXECUTIVE OFFICER COMPENSATION

Executive Compensation

   The following table sets forth information concerning the compensation paid by the Company during the year ended December 31, 1999 to the Chief Executive Officer of the Company and each of the Company's four other most highly compensated executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                    Long-Term
                                     Annual                        Compensation
                                  Compensation                        Awards
                               --------------------                ------------
                                                                    Securities
                                                                    Underlying
   Name and Principal                                                Options/
        Position          Year Salary($)   Bonus($)    Other($)(3)   SAR's(#)
   ------------------     ---- ---------   --------    ----------- ------------
Kevin D. Moran(1)........ 1999  266,455    350,000(2)        887     300,000
 President, Chief         1998  107,019    125,000                   530,000
  Executive Officer and
  Chairman of the Board

C. V. Ravi(4)............ 1999  299,771(5)               241,270
 Chairman of the Board    1998
  and Chief
  Strategy Officer        1997
                          1996

David M. Winkler(6)...... 1999  196,435(5)                72,345
 Vice President and Chief 1998  161,120     10,000                      5,000
  Financial Officer
                          1997  155,070     20,000                     50,000
                          1996  130,679     61,800                     36,659

Geraldine McGrath........ 1999  145,924(5)  52,000(2)        438      25,000
 Vice President and       1998  135,527      5,000                     15,000
  General Counsel
                          1997  129,454      5,000                     25,000
                          1996  102,456     25,000                     17,500

William Cunningham....... 1999  131,603(5)  75,000(2)                 30,000
 Vice President

William Hipps (7)........ 1999  119,161(5)               173,586
 Vice President

--------
(1) Mr. Moran joined the Company in August 1998 as President and Chief Executive Officer. In January 1999, Mr. Moran was appointed Chairman of the Board.

(2) Portion or all of these bonuses were earned in 1999 but paid in 2000. Amounts paid in 2000 were as follows: Mr. Moran, $225,000.00; Ms. McGrath, $52,000.00; Mr. Cunningham, $75,000.

(3) Includes taxable and other income.

(4) Dr. Ravi resigned from his position as Chief Executive Officer in August 1998. Dr. Ravi resigned his position as Chairman of the Board and Chief Strategy Officer in January 1999. He retained a seat on the Board of Directors until his resignation in December 1999.

(5) Includes income from pay in lieu of vacation time as follows: Dr. Ravi, $34,490; Mr. Winkler, $24,423; Ms. McGrath, $10,078.40; Mr. Cunningham,
    $6,849; Mr. Hipps, $5,692.

(6) Mr. Winkler resigned from his position as Chief Financial Officer in September 1999.

(7) Mr. Hipps joined the Company in March 1998 and resigned in February 1999.

Option Grants During Fiscal 1999

   The following table sets forth, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended December 31, 1999.

                                       Individual Grants
                         ---------------------------------------------
                                                                           Potential
                                                                       Realizable Value
                                                                       at Assumed Annual
                                                                        Rates of Stock
                         Number of    % of Total                             Price
                         Securities    Options                         Appreciation for
                         Underlying   Granted to   Average              Option Term (3)
                          Options    Employees in  Exercise Expiration -----------------
          Name           Granted(1) Fiscal Year(2)  Price      Date       5%      10%
          ----           ---------- -------------- -------- ---------- -------- --------
Kevin D. Moran(4).......  300,000        19.9%      $1.25     1/25/09  $235,835 $597,653
C. V. Ravi..............       --          --           --         --        --       --
David M. Winkler........       --          --           --         --        --       --
Geraldine McGrath(4)....   25,000         1.7%       7.44    12/15/09   116,935  296,336
William Hipps...........       --          --           --         --        --       --
William Cunningham......   30,000         2.0%       1.625    8/16/09    30,659   77,695

--------
(1) Options granted under the 1996 Stock Plan generally become exercisable at a rate of 25% of the shares subject to the option at the end of the first year and 1/48th of the shares subject to the option at the end of each month thereafter, as long as the individual is employed by the Company. In December 1998, the Company granted a total of 376,000 options with revised vesting. These options become exercisable at a rate whereby 1/3 of the shares shall vest 12 months after the vesting commencement date, 2.5% of the shares shall vest each month during months 13 through 24, and 3.33% of the shares shall vest each month during months 25 through 36. Of these 376,000 options, 30,000 options were granted to Named Executive Officers as follows: Mr. Winkler, 5,000 options; and Ms. McGrath, 15,000 options. All options were granted at an exercise price equal to the fair market value of the Company's Common Stock as determined by the Nasdaq National Market closing price per share on the date of grant.

(2) The Company granted options to employees to purchase 1,502,950 shares of Common Stock during 1999.

(3) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(4) Options granted to Mr. Moran are subject to accelerated vesting under change of control provisions contained in an employment agreement between Mr. Moran and the Company. Options granted to Ms. McGrath are subject to accelerated vesting under change of control provisions contained in the option agreement between Ms. McGrath and the Company.

Option Exercises During Fiscal 1999

   The following table sets forth information concerning option holdings for the fiscal year ended December 31, 1999, with respect to each of the Named Executive Officers. No stock appreciation rights were granted during such year.

         Aggregated Option Exercises and Fiscal Year-end Option Values

                                                   Number of Securities    Value of Unexercised In-
                                                  Underlying Unexercised     the-Money Options at
                           Shares                   Options at 12/31/99           12/31/99(1)
                          Acquired      Value    ------------------------- -------------------------
          Name           on Exercise Realized($) Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- ----------- ----------- ------------- ----------- -------------
Kevin D. Moran..........        --          --     273,749      556,251    $2,124,836   $4,353,914
C. V. Ravi..............   282,273    $281,036           0            0             0            0
David M. Winkler(2).....   104,207     318,664           0            0             0            0
Geraldine McGrath.......       819         705      41,275       49,625       355,146      253,979
William Hipps...........    20,312      21,582           0            0             0            0
William Cunningham......    11,550      15,704      12,500       59,750       110,625      495,844

--------
(1) Based on the fair market value of the Company's Common Stock Price on December 31, 1999, $9.375 per share, as reported on the Nasdaq National Market less the exercise price payable for such shares.

Employment Agreements and Change-in Control Arrangements

   Mr. Moran has an employment agreement with the Company that, under certain circumstances, allows for a severance payment of up to 12 months' salary. Please see "Transactions with Management" for details of Mr. Moran's employment agreement.

   Mr. Bankhead has an employment agreement with the Company that, under certain circumstances allows for accelerated vesting of the options subject to the option agreement in the event of a change in control of the Company. Please see "Transactions with Management" for details of Mr. Bankhead's employment agreement.

   Ms. McGrath's 1999 option grant contains a provision for accelerated vesting in the event of a change in control of the Company.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Company's Board of Directors, formed in January 1994, currently consists of Messrs. Katz, Kressel and Oltman. None of these individuals were at any time during fiscal 1999, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Stock Performance Graph

   In accordance with Exchange Act regulations, the following performance graph compares the cumulative total stockholder return on the Company's Common Stock to the cumulative total return on the Nasdaq Composite Index and on the Hambrecht & Quist Technologies Index over the same period. The graph assumes the value of the investment in the Company's Common Stock and each index was $100 at November 8, 1996 (the date of the Company's initial public offering) and that all dividends were reinvested. The information contained in the performance graphs shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.
                           [STOCK PERFORMANCE CHART]

                                   11/8/96 12/31/96 12/31/97 12/31/98 12/31/99
                                   ------- -------- -------- -------- --------
   H & Q Technology Index          $100.00 $101.89  $135.90  $187.00  $416.57
  ----------------------------------------------------------------------------
   Nasdaq Composite Index          $100.00 $102.67  $124.88  $178.00  $329.62
  ----------------------------------------------------------------------------
   Alysis Technology Common Stock  $100.00 $ 85.45  $ 28.18  $  9.00  $136.36


   $100 invested on 11/08/96 in stock or index-including reinvestment of dividends.
   Fiscal Year ending December 31.

                                 OTHER MATTERS

   The Company does not currently intend to bring before the Annual Meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          David R. Bankhead
                                          Chief Financial Officer, Vice
                                           President and Secretary

Emeryville, California
May 12, 2000

                                EDGAR APPENDIX A

                                 Form of Proxy

          This Proxy is solicited on behalf of the Board of Directors

                           ALYSIS TECHNOLOGIES, INC.
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                                 June 14, 2000

     The undersigned stockholder of Alysis Technologies, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 12, 2000, and hereby appoints David R. Bankhead and Geraldine McGrath and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of Alysis Technologies, Inc. to be held on Wednesday, June 14, 2000 at 9:00 a.m. local time, at the Company's headquarters, 1900 Powell Street, Suite 500, Emeryville, California 94608, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


(1)  ELECTION OF DIRECTORS:

        [_]  FOR all nominees listed below             [_] WITHHOLD
             (except as indicated)

        If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

        Kevin Moran     Henry Kressel    Stewart Gross    John Oltman     Randy Katz    Timothy McCarthy    John Cook

(2) PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR FISCAL YEAR 2000:

        [_] FOR                     [_] AGAINST                    [_] ABSTAIN


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                        Dated:                        , 2000
                                               -----------------------

                                        ------------------------------------
                                                      Signature

                                        ------------------------------------
                                                      Signature

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)